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EXHIBIT 3.1 -- AMENDED ARTICLES OF INCORPORATION


                                ARTICLES OF AMENDMENT
                      AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                   EMPI, INC.


The undersigned hereby certifies that Restated Articles of Incorporation of Empi, Inc. in the form attached hereto as Exhibit A were adopted pursuant to Minnesota Statutes Chapter 302A at a meeting of the shareholders of the corporation duly convened and held on the 9th day of July, 1990, which Restated Articles supersede the original Articles and all amendments to them.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

July 11, 1990




                                       /s/ Donald D. Maurer
                                       Donald D. Maurer,
                                       Chief Executive Officer



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                                   EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                   EMPI, INC.


                                ARTICLE 1 - NAME

    1.1)  The name of the corporation shall be Empi, Inc.

                         ARTICLE 2 - REGISTERED OFFICE

    2.1) The registered office of the corporation is located at 1275 Grey Fox Road, St. Paul, Minnesota 55112.

                           ARTICLE 3 - CAPITAL STOCK

    3.1) AUTHORIZED SHARES; ESTABLISHMENT OF CLASSES AND SERIES. The aggregate number of shares the corporation has authority to issue shall be 15,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 10,000,000 common shares and 5,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

          Each share of Common Stock, $.10 par value, which is issued and outstanding on the effective date of these Restated Articles of Incorporation shall be reclassified into one common share, and each certificate representing a share or shares of Common Stock, $.10 par value, shall represent the same number of common shares.

    3.2) ISSUANCE OF SHARES. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

    3.3) ISSUANCE OF RIGHTS TO PURCHASE SHARES. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

    3.4) ISSUANCE OF SHARES TO HOLDERS OF ANOTHER CLASS OR SERIES. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.

                          ARTICLE 4 - RIGHTS OF SHAREHOLDERS

    4.1) NO PREEMPTIVE RIGHTS. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

    4.2) NO CUMULATIVE VOTING RIGHTS. There shall be no cumulative voting by the shareholders of the corporation.


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                    ARTICLE 5 - WRITTEN ACTION BY DIRECTORS

    5.1) Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

       ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

    6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote, or such greater percentage as may be required by Article 10, shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations,
          (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.

            ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION

    7.1) Except as provided otherwise in Article 10, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentages as may be otherwise prescribed by the laws of the State of Minnesota.

              ARTICLE 8 - LIMITATION OF DIRECTOR LIABILITY

    8.1) To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                    ARTICLE 9 - PROHIBITION ON CERTAIN
                    STOCK PURCHASE BY THE CORPORATION

    9.1) The Corporation may not purchase, directly or indirectly, any of its securities at a price higher than the average sale price during the immediately preceding twenty trading days from any person who holds more than fifteen percent of the voting power of the class of the securities to be purchased and has held any of such securities to be purchased and has held any of such securities for less than two years, unless (i) such purchase has been approved by the affirmative vote of the holders of a majority of the outstanding voting power of the corporation or (ii) the corporation makes an offer to acquire, of at least equal value, to all holders of any securities of such class and to all holders of any class into which such securities may be converted.

    9.2) When two or more persons act as a partnership, syndicate, or other group for the purpose of acquiring, voting, holding or disposing of securities of the corporation, such partnership, syndicate or group shall be deemed a "person" for purposes of this Article 9.

           ARTICLE 10 - RELATED PERSON BUSINESS TRANSACTIONS

    10.1) Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding "voting shares" (as hereinafter defined) of the corporation shall be required for the approval or authorization of any "Related Person Business Transaction" (as hereinafter defined) involving the corporation or the approval or authorization by the corporation in its capacity as a shareholder of any Related Person Business Transaction involving a "Subsidiary" (as hereinafter defined) which requires the approval or authorization of the shareholders of the Subsidiary; provided, however, that such two-thirds voting requirement shall not be applicable if:

          (a) The "Continuing Directors" (as hereinafter defined) by a majority vote have expressly approved the Related Person Business Transaction; or


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          (b)  The Related Person Business Transaction is a merger,
               consolidation, exchange of shares or sale of all or substantially all of the assets of the corporation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation or other than the "Related Person" (as hereinafter defined) in the Related Person Business Transaction is an amount at least equal to the "Highest Purchase Price" (as hereinafter defined).

    10.2) For the purposes of this Article 10:

          (a) The term "Related Person Business Transaction" shall mean (i) any merger or consolidation of the corporation or a Subsidiary with or into a Related Person, (ii) any exchange of shares of the corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the corporation entitled to vote or the affirmative vote of the corporation, in its capacity as a shareholder of the Subsidiary, (iii) any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the corporation or of a Subsidiary to or with a Related Person, (iv) any sale, lease, transfer, or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the corporation or a Subsidiary, (v) the issuance, sale, transfer or other disposition to a Related Person of any securities of the corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person) or of a Subsidiary (except pursuant to a pro rata distribution to all holders of Common Stock of the corporation), (vi) any recapitalization or reclassification that would have the effect of increasing the proportionate voting power of a Related Person, and (vii) any agreement, contract, arrangement, or understanding providing for any of the transactions described in this definition of Related Person Business Transaction.

          (b) The term "Related Person" shall mean and include (i) any person or entity which, together with its "Affiliates" and "Associates" (both as hereinafter defined), "beneficially owns" (as hereinafter defined) in the aggregate 15 percent or more of the outstanding voting shares of the corporation, and (ii) any
               Affiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such person or entity.  Two or more persons or entities acting as a syndicate or group, or otherwise, for the purpose of acquiring, holding, or disposing of voting shares of the corporation shall be deemed to be a "person" or "entity" as the case may be.

          (c) The term "Affiliate", used to indicate a relationship with a specified person or entity, shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

          (d) The term "Associate", used to indicate a relationship with a specified person or entity, shall mean (i) any entity of which such specified person or entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such specified person or entity has a substantial beneficial interest or as to which such specified person or entity serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any Subsidiary, and (iv) any person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the corporation or a wholly-owned subsidiary of the corporation).

          (e) The term "Substantial Part" shall mean 30 percent or more of the fair market value of the total assets of the person or entity in question, as reflected on the most recent balance sheet of such person or entity existing at the time the shareholders of the corporation would be required to approve or authorize the Related Person Business Transaction involving the assets constituting any such Substantial Part.

          (f) The term "Subsidiary" shall mean any corporation, a majority of the equity securities of any class of which are owned by the corporation, by another Subsidiary, or in the aggregate by the corporation and one or more of its Subsidiaries.

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          (g)  The term "Continuing Director" shall mean (i) a director who was a member of the Board of Directors of the corporation on June 12, 1986; and (ii) a director who became a director before any Related Person involved in the Related Person Business Transaction in question became a Related Person of
               (iii) any person becoming a director whose election, or nomination for election by the corporation's shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall a Related Person involved in the Related Person Business Transaction in question be deemed to be a Continuing Director.

          (h) The term "voting shares" shall mean shares of capital stock of a corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class.

          (i) The term "Highest Purchase Price" shall mean the highest amount of cash or the fair market value of the property, securities or other consideration paid by the Related Person for a share of Common Stock of the corporation at any time while such person or entity was a Related Person or in the transaction which resulted in such person or entity becoming a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Stock of the corporation, or the declaration of a stock dividend thereon, between the last date upon which the Related Person paid the Highest Purchase Price and the effective date of the merger, consolidation or exchange of shares or the date of distribution to shareholders of the corporation of the proceeds from the sale of all or substantially all of the assets of the corporation.

               (j)  (i)  A person or entity "beneficially owns" voting
                         shares of the corporation if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (A) voting power which includes the power to vote, or to direct the voting of such voting shares, or (B) investment power which includes the power to dispose, or to direct the disposition of, such voting shares. Any person or entity which, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person or entity of beneficial ownership of voting shares of the corporation or preventing the vesting of such beneficial ownership as part of a plan or scheme to avoid becoming a Related Person shall be deemed for purposes of this Article 10 to be the beneficial owner of such voting shares. All voting shares of the corporation beneficially owned by a person or entity, regardless of the form which such beneficial ownership takes shall be aggregated in calculating the number of voting shares of the corporation beneficially owned by such person or entity. Any voting shares of the corporation that any person or entity has the right to acquire pursuant to any agreement, contract, arrangement, or understanding, or upon exercise of any conversion right, warrant or option, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, or otherwise shall be deemed beneficially owned by such person or entity. Any voting shares of the corporation not outstanding which any person or entity has a right to acquire shall be deemed to be outstanding for the purpose of computing the percentage of outstanding voting shares of the corporation beneficially owned by such person or entity but shall not be deemed to be outstanding for the purposes of computing the percentage of outstanding voting shares of the corporation beneficially owned by any other person or entity.

                   (ii) Notwithstanding the foregoing provisions of subparagraph (j) (i) above:

                    (A) A member of a national securities exchange shall not be deemed to be a beneficial owner of voting shares of the corporation held directly or indirectly by it on behalf of another person or entity solely because such member is the record holder of such voting shares and, pursuant to the rules of such exchange, may direct the vote of such voting shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the voting shares of the corporation to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction;


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                    (B)  A commercial bank, broker or dealer or insurance
                         company which in the ordinary course of business is a pledgee of voting shares of the corporation under a written pledge agreement shall not be deemed to b the beneficial owner of such pledged voting shares until the pledgee has taken all formal steps necessary to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised, provided that the pledge agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the corporation nor in connection with any transaction having such purpose or effect and, prior to default, does not grant to the pledgee the power to vote or to direct the vote of the pledged voting shares of the corporation; and

                    (C) A person or entity engaged in business as an underwriter of securities who acquires voting shares of the corporation through its participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, or comparable successor law, rule or regulation, shall not be deemed to be the beneficial owner of such voting shares until the expiration of forty days after the date of such acquisition.

    10.3) For the purposes of this Article 10 the Continuing
          Directors by a majority vote shall have the power to make a good faith determination, on the basis of information known to them, of:
          (a) the number of voting shares of the corporation that any person or entity "beneficially owns" (b) whether a person or entity is an Affiliate or Associate of another, (c) whether the assets subject to any Related Person Business Transaction constitute a Substantial Part, (d) whether any business transaction is one in which a Related Person has an interest, (e) whether the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the corporation other than the Related Person in a Related Person Business Transaction is an amount at least equal to the Highest Purchase Price, and (f) such other matters with respect to which a determination is required under this Article 10.

    10.4) Notwithstanding Article 7 hereof, the provisions set forth in this Article 10 including this Section 10.4, may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding voting shares of the corporation.



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               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                      OF
                                  EMPI, INC.



Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the Amendment of the Articles of Incorporation of Empi, Inc., amending and restating Article 3, as set forth on Exhibit A attached hereto was duly adopted by the shareholders of the corporation on the 11th day of May 1994.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

Dated:  May 24, 1994

                             /s/ Donald D. Maurer
                             Donald D. Maurer, President
                             Empi, Inc.


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EXHIBIT A



                          ARTICLE 3 - CAPITAL STOCK

3.1) AUTHORIZED SHARES; ESTABLISHMENT OF CLASSES AND SERIES. The aggregate number of shares the corporation has authority to issue shall be 25,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 20,000,000 common shares and 5,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

3.2) ISSUANCE OF SHARES. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

3.3) ISSUANCE OF RIGHTS TO PURCHASE SHARES. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

3.4)    ISSUANCE OF SHARES TO HOLDERS OF ANOTHER CLASS OR SERIES.  The
        Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.


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                                  STATE OF MINNESOTA
                                  SECRETARY OF STATE
                        NOTICE OF CHANGE OF REGISTERED OFFICE/
                                   REGISTERED AGENT


1.  Corporate Name:

         Empi, Inc.

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

         599 Cardigan Road, St. Paul, MN 55126-3965

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

         None

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.

/s/ Joseph E. Laptewicz, Jr.
Signature of Authorized Person



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